UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

CONSOLIDATED CAPITAL GROWTH FUND

(Exact name of Registrant as specified in its charter)

            California

  0-8639

  94-2382571

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Consolidated Capital Growth Fund, a California limited partnership (the “Partnership” or the “Seller”), owns The Lakes Apartments (“The Lakes”), a 600-unit apartment complex located in Raleigh, North Carolina.  On March 20, 2008 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Northview Realty Group, Inc., a Canadian corporation,(the “Purchaser”), to sell The Lakes to the Purchaser for a total sales price of $31,500,000.  On March 20, 2008, the Purchaser also entered into a purchase and sale contract (the “Related Agreement”) with an entity (the “Related Seller”) affiliated with AIMCO Properties, L.P., an affiliate of the Partnership. The Partnership, the Related Seller and the Purchaser agreed that a default by any party under either the Purchase Agreement or the Related Agreement would be deemed a default under both agreements.  A termination of either the Purchase Agreement or the Related Agreement for any reason is also deemed a termination of both agreements.

On April 21, 2008, the Purchaser delivered written notice of its election to terminate both the Purchase Agreement and the Related Agreement. Pursuant to their terms, the Purchase Agreement and the Related Agreement were terminated.

On May 1, 2008, the Seller and Purchaser entered into a First Amendment of Purchase and Sale Contract whereby the Purchase Agreement was reinstated, the feasibility period was extended to May 9, 2008 and the Closing Date was extended to May 29, 2008.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.45       First Amendment of Purchase and Sale Contract between Consolidated Capital Growth Fund, a California limited partnership, and Northview Realty Group, Inc., a Canadian corporation, dated May 1, 2008. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL GROWTH FUND

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

May 07, 2008